Exhibit 99.1

Contacts:

Media	Investors
Garry R. Clark	Robert J. Marshall Jr.
574-372-4493	574-371-8042
garry.clark@zimmer.com	robert.marshall@zimmer.com

Zimmer Reports Fourth Quarter and 2012 Financial Results

•	Net Sales of $1.18 billion for the fourth quarter represent an increase of 1.1% reported over the prior year period (2.1% constant currency)

•	Diluted EPS for the fourth quarter were $0.88 reported, an increase of 1.1% over the prior year period, and $1.51 adjusted, an increase of 11.0% over the prior year period

•	Net Sales of $4.47 billion for the full year represent an increase of 0.4% reported over the prior year (2.3% constant currency)

•	Diluted EPS for the full year were $4.29 reported, an increase of 6.5% over the prior year, and $5.30 adjusted, an increase of 10.4% over the prior year

(WARSAW, IN) January 31, 2013—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter and year ended December 31, 2012. The Company reported fourth quarter net sales of $1.18 billion, an increase of 1.1% reported and 2.1% constant currency over the fourth quarter of 2011. Diluted earnings per share for the quarter were $0.88 reported and $1.51 adjusted, an increase of 11.0% adjusted over the prior year period. Full-year net sales were $4.47 billion, an increase of 0.4% reported and 2.3% constant currency over the prior year. Diluted earnings per share for the year were $4.29 reported and $5.30 adjusted, an increase of 10.4% adjusted over the prior year.

“Throughout 2012, Zimmer successfully executed our value creation agenda, including innovation and growth initiatives, global transformation programs and capital allocation strategies,” said David Dvorak, Zimmer President and CEO. “For the fourth quarter and full year, Zimmer delivered on our financial commitments, generating double-digit growth in adjusted earnings per share and significant operating margin improvements. We also achieved key regulatory and commercialization milestones for a number of innovative products and technologies, both in our core franchises and in new, adjacent musculoskeletal markets. These clinically-differentiated offerings will drive accelerated top-line growth in 2013 and beyond.”

Net earnings for the fourth quarter were $152.8 million on a reported basis and $263.5 million on an adjusted basis, an increase of 7.6% adjusted over the prior year period. Operating cash flow for the fourth quarter was $368.0 million. Net earnings for the full year 2012 were $755.0 million on a reported basis and $932.5 million on an adjusted basis, an increase of 3.0% adjusted over the prior year. Operating cash flow for the full year was $1,151.9 million.

During the quarter, the Company utilized $140 million of cash to acquire 2.1 million shares. Consequently, for the full year 2012, the Company utilized $485 million of cash to acquire 7.7 million shares. As previously announced, the Company has a share repurchase program that authorizes purchases of up to $1.5 billion of the Company’s common stock through December 31, 2014. The Company also paid $94 million in cash dividends to stockholders during 2012.

The Company recorded a non-cash charge for goodwill impairment of $96 million net of tax or $0.55 per diluted share related to the Company’s U.S. Spine reporting unit during the fourth quarter. The Company conducts annual impairment tests during the fourth quarter. A number of factors have resulted in a change in the outlook for the spine market in the U.S., including pressure from payers on utilization of certain types of procedures and on reimbursement rates and prices generally. The change in outlook for the market, together with ongoing Company-specific challenges related to the U.S. Spine reporting unit, contributed to the decrease in the implied fair value of the unit compared with prior year.

The Company also recently completed a legal entity restructuring of certain international operations that led to recognition of deferred tax assets related to foreign tax credits. This resulted in a credit to income taxes in the quarter, net of other unrelated tax charges, of $34 million. This credit, together with the goodwill impairment charge, certain claims and special items, are excluded from the Company’s non-GAAP adjusted earnings measure, as further described herein.

Guidance

The Company expects full-year revenues for 2013 to increase between 2.5% and 4.5% on a constant currency basis. The Company estimates that foreign currency translation will decrease revenues by approximately 0.5% for the full year 2013, resulting in reported revenue growth between 2% and 4%. Full-year 2013 diluted earnings per share are projected to be in a range of $5.05 to $5.25 on a reported basis and $5.65 to $5.85 on an adjusted basis.

In 2013, the Company expects to continue global restructuring and transformation initiatives designed to streamline business operations and support functions. Savings from these initiatives will enable the Company to absorb the medical device excise tax, continue to support investments in innovation and commercialization of new products and technologies, expand global sales channels and drive sustained growth in earnings and cash flow. The programs to be completed in 2013 are expected to generate annualized pre-tax savings of more than $80 million, including $30 million to $40 million to be realized in 2013.

The Company expects to record 2013 pre-tax charges of $120 million to $130 million as details of the various programs are finalized and implemented. The Company also expects to incur an additional $5 million to $15 million for certain acquisition and integration costs connected with the acquisitions of Dornoch Medical Systems, Inc., Exopro and third party distributors around the world.

Conference Call

The Company will conduct its fourth quarter 2012 investor conference call today, January 31, 2013, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. A digital recording will be available two hours after the completion of the conference call from January 31, 2013, to February 14, 2013. To access the recording, US/Canada callers should dial (855) 859-2056 or (800) 585-8367, or for International callers, dial (404) 537-3406, and enter the conference ID 87263682. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.

Sales Tables

The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and full year on both a reported and constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2012

(in millions, unaudited)

	Net Sales	Reported % Growth	Constant Currency % Growth
Geographic Segments
Americas	$644	4%	4%
Europe	326	(4)	(1)
Asia Pacific	211	1	2

Total	1,181	1	2

Product Categories
Reconstructive
Americas	464	2	1
Europe	252	(5)	(2)
Asia Pacific	156	1	2

Total	872	(1)	—

Knees
Americas	272	1	—
Europe	124	(3)	—
Asia Pacific	80	4	4

Total	476	—	1

Hips
Americas	156	2	2
Europe	120	(8)	(5)
Asia Pacific	73	(2)	—

Total	349	(2)	(1)

Extremities	47	7	7
Dental	61	(4)	(2)
Trauma	84	9	10
Spine	54	(5)	(5)
Surgical and other	110	18	19

NET SALES - YEAR ENDED DECEMBER 31, 2012

(in millions, unaudited)

	Net Sales	Reported % Growth	Constant Currency % Growth
Geographic Segments
Americas	$2,476	1%	2%
Europe	1,178	(3)	3
Asia Pacific	818	3	3

Total	4,472	—	2

Product Categories
Reconstructive
Americas	1,800	—	—
Europe	922	(4)	2
Asia Pacific	609	3	3

Total	3,331	—	1

Knees
Americas	1,059	(1)	(1)
Europe	447	(3)	3
Asia Pacific	309	5	5

Total	1,815	(1)	1

Hips
Americas	607	1	1
Europe	446	(5)	1
Asia Pacific	289	2	1

Total	1,342	(1)	1

Extremities	174	6	8
Dental	238	(4)	(2)
Trauma	308	8	9
Spine	209	(7)	(6)
Surgical and other	386	11	12

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2012 sales were approximately $4.5 billion. The Company is supported by the efforts of more than 8,500 employees worldwide.

###

Website Information

We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and other inventory charges, the provision for certain Durom® Acetabular Component product claims, special items, goodwill impairment and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to prior acquisitions as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, the success of our quality and operational improvement initiatives; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of health care reform measures in the U.S. including the impact of the new excise tax on medical devices, reductions in reimbursement levels from third-party payors and cost-containment efforts of health care purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; our ability to retain the independent agents and distributors who market our products; and changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 and 2011

(in millions, except per share amounts, unaudited)

	2012	2011	% Inc/(Dec)
Net Sales	$1,180.5	$1,167.3	1%
Cost of products sold	298.9	303.2	(1)

Gross Profit	881.6	864.1	2

Research and development	55.3	64.9	(15)
Selling, general and administrative	460.5	462.0	—
Goodwill impairment	96.0	—	100
Certain claims	15.0	107.8	(86)
Special items	54.3	28.2	92

Operating expenses	681.1	662.9	3

Operating Profit	200.5	201.2	—
Interest income	4.9	3.5	40
Interest expense	(18.9)	(16.2)	17

Earnings before income taxes	186.5	188.5	(1)
Provision for income taxes	34.2	32.4	6

Net earnings	152.3	156.1	(2)
Less: Net loss attributable to noncontrolling interest	(0.5)	(0.5)	—

Net Earnings of Zimmer Holdings, Inc.	$152.8	$156.6	(2)

Earnings Per Common Share
Basic	$0.88	$0.88	—
Diluted	$0.88	$0.87	1
Weighted Average Common Shares Outstanding
Basic	172.8	178.7
Diluted	174.1	179.6
Cash dividends declared per common share	$0.18	$0.18	—

Certain amounts in the 2011 consolidated statement of earnings have been reclassified to conform to the 2012 presentation.

FOR THE YEAR ENDED DECEMBER 31, 2012 and 2011

(in millions, except per share amounts, unaudited)

	2012	2011	% Inc/(Dec)
Net Sales	$4,471.7	$4,451.8	—%
Cost of products sold	1,125.2	1,122.0	—

Gross Profit	3,346.5	3,329.8	1

Research and development	225.6	238.4	(5)
Selling, general and administrative	1,807.1	1,834.3	(1)
Goodwill impairment	96.0	—	100
Certain claims	15.0	157.8	(90)
Special items	155.4	75.2	107

Operating expenses	2,299.1	2,305.7	—

Operating Profit	1,047.4	1,024.1	2
Interest income	15.6	10.1	54
Interest expense	(72.9)	(55.3)	32

Earnings before income taxes	990.1	978.9	1
Provision for income taxes	237.2	218.9	8

Net earnings	752.9	760.0	(1)
Less: Net loss attributable to noncontrolling interest	(2.1)	(0.8)	181

Net Earnings of Zimmer Holdings, Inc.	$755.0	$760.8	(1)

Earnings Per Common Share
Basic	$4.32	$4.05	7
Diluted	$4.29	$4.03	6
Weighted Average Common Shares Outstanding
Basic	174.9	187.6
Diluted	176.0	188.7
Cash dividends declared per common share	$0.54	$0.18	200

Certain amounts in the 2011 consolidated statement of earnings have been reclassified to conform to the 2012 presentation.

ZIMMER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$884.3	$768.3
Short-term investments	671.6	455.5
Receivables, net	884.6	838.8
Inventories	995.3	929.8
Other current assets	272.9	284.2

Total current assets	3,708.7	3,276.6
Property, plant and equipment, net	1,210.7	1,207.3
Goodwill	2,571.8	2,626.0
Intangible assets, net	740.7	798.5
Other assets	780.5	606.9

Total Assets	$9,012.4	$8,515.3

Liabilities and Stockholders’ Equity
Current liabilities	$765.9	$723.8
Short-term debt	100.1	143.3
Other long-term liabilities	559.3	557.4
Long-term debt	1,720.8	1,576.0
Stockholders’ equity	5,866.3	5,514.8

Total Liabilities and Stockholders’ Equity	$9,012.4	$8,515.3

ZIMMER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012 and 2011

(in millions, unaudited)

	2012	2011
Cash flows provided by (used in) operating activities
Net earnings	$752.9	$760.0
Depreciation and amortization	363.1	359.9
Goodwill impairment	96.0	—
Share-based compensation	55.0	60.5
Income tax benefits from employee stock compensation plans	11.0	12.9
Excess income tax benefits from employee stock compensation plans	(2.7)	(5.0)
Inventory step-up	4.8	11.4
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(5.6)	(5.1)
Receivables	(45.5)	(63.2)
Inventories	(67.5)	7.2
Accounts payable and accrued expenses	47.8	20.0
Other assets and liabilities	(57.4)	18.3

Net cash provided by operating activities	1,151.9	1,176.9

Cash flows provided by (used in) investing activities
Additions to instruments	(148.9)	(155.4)
Additions to other property, plant and equipment	(114.7)	(113.8)
Purchases of investments	(1,130.1)	(662.1)
Sales of investments	878.5	394.8
Investments in other assets	(76.9)	(87.9)

Net cash used in investing activities	(592.1)	(624.4)

Cash flows provided by (used in) financing activities
Proceeds from issuance of notes	—	549.3
Proceeds from term loans	147.3	—
Net proceeds under revolving credit facilities	(50.1)	0.5
Dividends paid to stockholders	(94.4)	—
Proceeds from employee stock compensation plans	46.9	43.4
Excess income tax benefits from employee stock compensation plans	2.7	5.0
Debt issuance costs	(3.3)	(4.0)
Repurchase of common stock	(485.6)	(1,050.0)

Net cash used in financing activities	(436.5)	(455.8)

Effect of exchange rates on cash and cash equivalents	(7.3)	2.7

Increase in cash and cash equivalents	116.0	99.4
Cash and cash equivalents, beginning of period	768.3	668.9

Cash and cash equivalents, end of period	$884.3	$768.3

ZIMMER HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENT

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012 and 2011

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Inc/(Dec)	2012	2011	% Inc/(Dec)
Americas	$644.1	$620.4	4%	$2,476.3	$2,440.8	1%
Europe	325.8	338.1	(4)	1,177.4	1,214.5	(3)
Asia Pacific	210.6	208.8	1	818.0	796.5	3

Total	$1,180.5	$1,167.3	1	$4,471.7	$4,451.8	—

ZIMMER HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012 and 2011

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Inc/(Dec)	2012	2011	% Inc/(Dec)
Reconstructive
Knees	$476.1	$475.3	—%	$1,814.8	$1,825.1	(1)%
Hips	349.0	357.7	(2)	1,342.0	1,355.6	(1)
Extremities	46.8	43.8	7	173.8	163.4	6

	871.9	876.8	(1)	3,330.6	3,344.1	—
Dental	61.3	63.5	(4)	237.7	248.1	(4)
Trauma	84.0	77.3	9	307.9	285.8	8
Spine	53.5	56.5	(5)	208.9	225.0	(7)
Surgical and other	109.8	93.2	18	386.6	348.8	11

Total	$1,180.5	$1,167.3	1	$4,471.7	$4,451.8	—

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended December 31, 2012
	Reported % Growth	Foreign Exchange Impact	Constant Currency % Growth
Geographic Segments
Americas	4%	—%	4%
Europe	(4)	(3)	(1)
Asia Pacific	1	(1)	2
Total	1	(1)	2

Product Categories
Reconstructive
Americas	2	1	1
Europe	(5)	(3)	(2)
Asia Pacific	1	(1)	2
Total	(1)	(1)	—

Knees
Americas	1	1	—
Europe	(3)	(3)	—
Asia Pacific	4	—	4
Total	—	(1)	1
Hips
Americas	2	—	2
Europe	(8)	(3)	(5)
Asia Pacific	(2)	(2)	—
Total	(2)	(1)	(1)

Extremities	7	—	7
Dental	(4)	(2)	(2)
Trauma	9	(1)	10
Spine	(5)	—	(5)
Surgical and other	18	(1)	19

ZIMMER HOLDINGS, INC.

RECONCILIATION OF REPORTED % GROWTH TO

CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Year Ended December 31, 2012
	Reported % Growth	Foreign Exchange Impact	Constant Currency % Growth
Geographic Segments
Americas	1%	(1)%	2%
Europe	(3)	(6)	3
Asia Pacific	3	—	3
Total	—	(2)	2

Product Categories
Reconstructive
Americas	—	—	—
Europe	(4)	(6)	2
Asia Pacific	3	—	3
Total	—	(1)	1

Knees
Americas	(1)	—	(1)
Europe	(3)	(6)	3
Asia Pacific	5	—	5
Total	(1)	(2)	1

Hips
Americas	1	—	1
Europe	(5)	(6)	1
Asia Pacific	2	1	1
Total	(1)	(2)	1

Extremities	6	(2)	8
Dental	(4)	(2)	(2)
Trauma	8	(1)	9
Spine	(7)	(1)	(6)
Surgical and other	11	(1)	12

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended December 31, 2012 and 2011

(in millions, unaudited)

	Three Months Ended December 31,
	2012	2011
Net Earnings of Zimmer Holdings, Inc.	$152.8	$156.6
Inventory step-up and other inventory charges	2.3	1.8
Goodwill impairment	96.0	—
Certain claims	15.0	107.8
Special items	54.3	28.2
Taxes on above items and other certain tax adjustments*	(56.9)	(49.4)

Adjusted Net Earnings	$263.5	$245.0

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Year Ended December 31, 2012 and 2011

(in millions, unaudited)

	Year Ended December 31,
	2012	2011
Net Earnings of Zimmer Holdings, Inc.	$755.0	$760.8
Inventory step-up and other inventory charges	4.8	11.4
Goodwill impairment	96.0	—
Certain claims	15.0	157.8
Special items	155.4	75.2
Taxes on above items and other certain tax adjustments*	(93.7)	(99.6)

Adjusted Net Earnings	$932.5	$905.6

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended December 31, 2012 and 2011

(unaudited)

	Three Months Ended December 31,
	2012	2011
Diluted EPS	$0.88	$0.87
Inventory step-up and other inventory charges	0.01	0.01
Goodwill impairment	0.55	—
Certain claims	0.09	0.60
Special items	0.31	0.16
Taxes on above items and other certain tax adjustments*	(0.33)	(0.28)

Adjusted Diluted EPS	$1.51	$1.36

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Year Ended December 31, 2012 and 2011

(unaudited)

	Year Ended December 31,
	2012	2011
Diluted EPS	$4.29	$4.03
Inventory step-up and other inventory charges	0.03	0.06
Goodwill impairment	0.54	—
Certain claims	0.09	0.84
Special items	0.88	0.40
Taxes on above items and other certain tax adjustments*	(0.53)	(0.53)

Adjusted Diluted EPS	$5.30	$4.80

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.

Reconciliation of 2013 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

	Low	High
Projected Year Ended December 31, 2013:
Diluted EPS	5.05	5.25
Inventory step-up, other inventory charges and special items	0.82	0.82
Taxes on above items	(0.22)	(0.22)

Adjusted Diluted EPS	$5.65	$5.85

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.